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                                                                    Exhibit 21.1

                     NEWCASTLE INVESTMENT CORP. SUBSIDIARIES


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
                                                           STATE/COUNTRY OF
                                                        INCORPORATION/FORMATION
                                                        -----------------------
1.    Fortress Realty Holdings, Inc.                          Ontario
2.    Commercial Asset Holdings LLC                           Delaware
3.    Fortress CBO Investments I Corp.                        Delaware
4.    Fortress CBO Holdings I Inc.                            Delaware
5.    Newcastle CDO I Corp.                                   Delaware
6.    Fortress CBO Investments I, Ltd.                        Cayman Islands
7.    Newcastle CDO I, Ltd.                                   Cayman Islands
8.    Fortress Asset Trust                                    Delaware
9.    LIV Holdings LLC                                        Delaware
10.   Monterrey Belgium S.A.                                  Belgium
11.   Monterrey B.V.                                          Netherlands
12.   Karl S.A.                                               Belgium
13.   Steinhage B.V.                                          Netherlands
14.   Beta Invest S.A.                                        Belgium
15.   Alpha Invest S.A.                                       Belgium
16.   Seminole A.S.                                           Belgium
17.   Melodicum S.A.                                          Belgium
18.   Polytrophus S.A.                                        Belgium
19.   Centrum Invest S.A.                                     Belgium
20.   Trealen S.A.                                            Belgium
21.   NIC Holdings I LLC                                      Delaware
22.   Newcastle CDO Holdings LLC                              Delaware
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